              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated December 15, 2000 (except for Note 8 and the first paragraph of Note 13, as to which the date is January 5, 2001) as it relates to the financial statements as of September 30, 2000 and for the year then ended and our report dated June 14, 2001 as it relates to the financial statements for the ten months ended July 30, 1999, accompanying the financial statements of Biovest International, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                                /s/ GRANT THORNTON LLP

                                                    GRANT THORNTON LLP




Minneapolis, Minnesota
November 7, 2001

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated January 12, 2001, accompanying the financial statements of Unisyn Technologies, Inc. as of December 31, 1999 and for the period then ended, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


                                                /s/ GRANT THORNTON LLP

                                                    GRANT THORNTON LLP



Minneapolis, Minnesota
November 7, 2001